Jere J. Lane
                           Certified Public Accountant
                              2901 N.W. 112 Avenue
                            Coral Springs, Fl. 33065


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

I have read Alchemy Holdings, Inc.'s statements included under Item 4 of its Current Report on Form 8-K, dated December 4, 1998, and I agree with such statements.

Very truly yours,



Jere J. Lane, CPA

Coral Springs, Florida 33065
March 4, 1999